Exhibit 10.1

SPONSORED RESEARCH AGREEMENT

This Agreement is entered into on this __________ day of December, 2009 (the "Effective Date") by and between Arrayit Diagnostics, Inc., whose principal place of business is located at 12000 Westheimer Road, Suite 340  Houston, TX  77077 (hereinafter referred to as "SPONSOR"), and Wayne State University, whose business address is 5057 Woodward, Suite 13201, Detroit, MI  48202 (hereinafter referred to as "WSU").

WITNESSETH THAT:

WHEREAS SPONSOR desires to provide WSU with funding for purposes of conducting the research described in Attachment A attached hereto (the "Program"); and

WHEREAS WSU desires to receive funding for purposes of conducting the Program in a manner consistent with its status as a non-profit, tax-exempt institution;

NOW THEREFORE, the parties hereto mutually agree to the following:

1.           EMPLOYMENT OF CONTRACTOR

SPONSOR agrees to engage WSU as an independent contractor to render services needed to meet objectives specified in the Program.  WSU shall commence the performance of the Program within thirty (30) days after the Effective Date.  WSU shall use reasonable efforts to perform the Program consistent with the terms of this Agreement.  The Program will be conducted by the principal investigator identified in this paragraph (“Principal Investigator”). The Principal Investigator will keep and maintain records containing laboratory data generated in the course of the Program in accordance with highest scientific standards of record keeping.  The Program may be modified by mutual consent. SPONSOR shall have the right to review the data developed  in the course of the performance of the Program on reasonable notice. At the conclusion of the research provided for herein, WSU shall provide SPONSOR with a copy of all data and other relevant information and reports generated by or under the guidance of the Principal Investigator regarding the Program. Sponsor shall treat such data, information and reports as confidential to WSU until published as provided in Section 9.  The Principal Investigator shall be Michael Tainsky.

2.           SCOPE OF SERVICES TO BE PROVIDED BY WSU

WSU, through its own resources, will provide the services described in Attachment A, incorporated by reference and made a part of this Agreement.

3.           PERIOD OF PERFORMANCE; TERM

This Agreement shall take effect as of the Effective Date and shall remain in effect for a term of six (6) months or until the collaboration described in Attachment A has been completed, whichever is later, unless sooner terminated in accordance with Section 6.

4.           COMPENSATION

SPONSOR shall provide to WSU funds in the amount of US$***** for the Program according to the schedule set forth in Section 5 below.

5.           METHOD OF PAYMENTAny of these 3 methods may be selected for implementation, or some other mutually agreeable method would be acceptable.

Invoices are to be submitted on a monthly basis.  Two (2) copies of all invoices, detailing current charges and total-to-date charges, should be sent to SPONSOR at the address listed in Section 11 below.   The final invoice, clearly marked FINAL, must be submitted within 90 days after the expiration date of this contract.  If a purchase order is issued for billing purposes, it shall state on its face "FOR BILLING PURPOSES ONLY."  The terms and conditions of this contract shall supersede the terms and conditions of the purchase order

6.           TERMINATION

Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party in the event of a material breach by the other party unless the other party cures such default prior to the expiration of thirty (30) days for breaches of monetary obligations. For non-financial breaches, the cure period shall be sixty (60) days, which may be extended upon mutual written agreement of the parties.   For purposes of this Section 6, WSU’s “material obligations” shall include those set forth in Sections 1, 2, 8, 9 and 10.  SPONSOR’s “material obligations” shall include its obligations under Sections 4, 5, and 10.  Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination.  The provisions of Sections 8, 9, 10, 12, 13 and 14 shall survive termination of this Agreement.

7.           COMPLIANCE WITH CIVIL RIGHTS AND OTHER LAWS

The parties entering into this Agreement shall not discriminate against an employee or applicant for employment with respect to hire, tenure, terms, conditions or privileges of employment because of race, color, religion, national origin, age, sex, height, weight, or marital status, or because of handicap except where there exists a "bona fide occupational qualification."  The parties shall comply with the provisions of Title VI of the Civil Rights Acts of 1964, as amended.  WSU shall conduct the Program in accordance with applicable NIH guidelines, with all other federal and state laws and regulations governing the conduct of research and other acts, and with all applicable scientific and ethical codes of conduct.

8.           CONFIDENTIALITY

“SPONSOR Confidential Information” is defined as information and material that is regarded by SPONSOR as confidential and proprietary to SPONSOR and received from SPONSOR, and which is designated as confidential or which by its nature may reasonably be considered to be confidential.   WSU shall limit access the SPONSOR Confidential Information to those of its employees with a need to have access to such SPONSOR Confidential Information. WSU shall not disclose SPONSOR Confidential Information to any third party and shall use SPONSOR Confidential Information solely for the purpose of conducting the Program.  WSU's obligations under this Section 8 shall be limited to a period of five (5) years from receipt of SPONSOR Confidential Information.  WSU shall not have any obligation of confidentiality with respect to any SPONSOR Confidential Information that:

1.           is generally available to the public through no fault of WSU at the time of disclosure bySPONSOR or subsequent to such disclosure; or

2.	was already in WSU's possession prior to receipt from SPONSOR and was not subject to a confidentiality agreement; or

3.           is properly obtained by WSU from a third party which has the lawful right to disclose suchinformation to WSU and is not under a confidentiality obligation to SPONSOR; or

4. is not identified as proprietary and provided in written form at the time of disclosure or within thirty (30) days of disclosure in the case of oral or visual disclosures; or

5. is required to be disclosed by law or legal process.

9.           PUBLICATION

WSU shall have the right to publish information developed in the course of the performance of the Program.  At least thirty (30) days prior to submitting a manuscript for publication or the making of any other public disclosure, WSU shall provide SPONSOR with a draft of the manuscript or a summary of the intended disclosure.  Authorship of any manuscript shall be established in accordance with academic publication standards and customs. SPONSOR shall have the right to determine if and how its name is referenced in the publication. SPONSOR will advise WSU within twenty-five (25) days of receipt of such draft manuscript or summary of any potential adverse consequences of: (i) disclosure of information that will result in a loss of SPONSOR's patent rights in Inventions or Joint Inventions (defined below) or (ii) disclosure of SPONSOR Confidential Information.

Anything to the contrary herein notwithstanding, each party has the right to disclose information required to be disclosed under applicable law or by a governmental order, decree, regulation or rule.

If SPONSOR informs WSU that it is desirable to file patent applications covering Inventions or Joint Inventions, WSU will postpone publication or disclosure for not more than sixty (60) days so that patent applications may be filed.  If SPONSOR informs WSU that the manuscript or disclosure contains SPONSOR Confidential Information, Principal Investigator shall delete such information.

10.           PATENT RIGHTS

(a)    WSU will retain ownership of any and all inventions, discoveries, know-how, techniques, and methodologies arising out of work being conducted under this Agreement which are conceived of, created, discovered, developed, invented or reduced to practice by one or more employees, technicians, scientists, students or post doctoral fellows of WSU at any time in the course of the performance of the Program (“Inventions”).  If an invention is made jointly by one or more employees, technicians, scientists, students or post doctoral fellows of WSU and one or more consultants or employees of SPONSOR at any time in the course of the performance of the Program (“Joint Invention”), it shall be jointly owned by SPONSOR and WSU.  Inventorship shall be determined in accordance with U.S. patent law.

Ownership of Sponsor Technology shall remain with SPONSOR and shall not be subject to this Agreement.  For purposes of this Agreement “Sponsor Technology” shall mean all proprietary rights relating to any discoveries, inventions, know-how, trade secrets, techniques, methodologies, modifications, or improvements that are conceived, discovered, invented, developed, created or reduced to practice solely by employees of SPONSOR at any time prior to the Effective Date or during the term of this Agreement.

(b)           WSU shall have the right to have prepared and filed in the name of WSU, or WSU and SPONSOR in the case Joint Inventions, the necessary papers for obtaining patent protection in any and all countries of the world on Inventions and Joint Inventions which SPONSOR determines are of sufficient interest to merit such filing. SPONSOR agrees that it will have caused to be signed by all SPONSOR employees concerned all documents necessary to obtain such patent protection for Joint Inventions and that SPONSOR will do what is reasonably necessary to assist WSU in obtaining and maintaining such patent rights at the request and expense of SPONSOR.

 (c)           Subject to SPONSOR’s payment of expenses for patent application(s) covering any Inventions or Joint Inventions, SPONSOR will be given an exclusive option to acquire an exclusive, royalty-bearing license to any Inventions or exclusive rights to WSU’s interest in any Joint Inventions and any patents associated therewith. WSU shall notify SPONSOR of any such Inventions or Joint Inventions, and SPONSOR shall have sixty (60) days after such notice to exercise its option.  SPONSOR and WSU agree to enter into good faith discussions to determine whether an Invention or Joint Invention (i) is already included in the definition of Licensed Patents in the license agreement in place between the parties effective ___________  (“License Agreement”) or (ii) shall be included in the definition of Licensed Patents, Licensed Technology and/or Biological Materials (as appropriate) in the License Agreement.   If the Invention or Joint Invention is to be included in the License Agreement, the parties shall amend the License Agreement as provided therein and the terms and conditions of the License Agreement shall apply.

If the parties agree that a separate license agreement should be negotiated for an Invention or Joint Invention, the terms of such exclusive license shall be negotiated in good faith within four (4) months from the time SPONSOR exercises its option covering any such Invention or Joint Invention.

If SPONSOR notifies WSU that it does not wish to pay the expenses in respect of any Invention(s) or Joint Invention(s), SPONSOR shall relinquish all interests in such Invention(s) or Joint Invention(s), and WSU may file applications for protection of such Invention(s) or Joint Invention(s) at its sole expense.  If (i) SPONSOR does not exercise its rights with respect to any Invention or WSU’s rights in any Joint Invention or (ii) the parties cannot agree on a license, WSU may license the Invention or its rights in Joint Invention to third parties; provided, that in cases covered by (ii) and for a period of one (1) year following the termination of this Agreement, such license shall be on terms no more favorable (as a whole) to the third party unless such more favorable terms are first offered to SPONSOR.

11.	NOTICES

Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid, and effective on the date which is three (3) business days after the date of mailing, or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail as aforesaid) as follows:

If to WSU, addressed to:

Senior Director for Sponsored Program Administration
Wayne State University
5057 Woodward, Suite 13201
Detroit, MI  48202
Telephone No.: (313) 577-3726
Fax No.:   (313) 577-5055

If to Sponsor, addressed to:
        Arrayit Diagnostics, Inc.
        12000 Westheimer Rd Ste 340
        Houston, TX 77077-6531
        Attention:  John Howell
        Telephone No.  (281) 600-6000
        Telefax No.  (713) 462-1980

With a copy to:
(which shall not constitute
notice)
                                Sonfield & Sonfield
               770 South Post Oak Lane
                                Attention:  Robert L. Sonfield, Jr., Esq.
        Telephone (713) 877-8333
        Facsimile:  (713) 877-1547

or to such other place as any party may designate as to itself by written notice to the other party.

12.	TECHNOLOGY

(a)    THIS IS AN AGREEMENT FOR SERVICES AND NOT FOR PRODUCTS.  WSU MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO INVENTIONS, JOINT INVENTIONS AND OTHER TECHNOLOGY THAT ARE DEVELOPED IN COURSE OF THE PERFORMANCE OF THE PROGRAM AND HEREBY DISCLAIMS THE SAME.

(b)    WSU MAKES NO EXPRESS OR IMPLIED WARRANTIES THAT THE USE OR SALE OF PRODUCTS EMBODYING INVENTIONS, JOINT INVENTIONS AND TECHNOLOGY DEVELOPED IN THE COURSE OF THE PERFORMANCE OF THE PROGRAM WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HEREBY DISCLAIMS THE SAME.

13.	LIMITATION OF LIABILITY

Neither party shall be liable to the other for damages of any kind relative to termination of this Agreement in accordance with Section 6, even if advised of the possibility of such damages.  Neither party shall be liable to the other party for any indirect, incidental, special or consequential damages arising out of this Agreement, however caused, under any theory of liability.

14.           PUBLICITY

WSU and SPONSOR will be given an opportunity to approve in writing any use of its (or its employees’) names in publicity.

15.           ENTIRE AGREEMENT; AMENDMENTS

This Agreement, along with the License Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

16.           WAIVERS

The waiver by SPONSOR or WSU of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.           CHOICE OF LAW

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Michigan.

18.   GRANT OF RESEARCH LICENSE
SPONSOR hereby grants WSU a nonexclusive, nontransferable, royalty-free license to use SPONSOR’S technology and SPONSOR Confidential Information solely for purposes of conducting the Program.

IN WITNESS WHEREOF, the parties have executed this Agreement by signature of their duly authorized representative.

WAYNE STATE UNIVERSITY

SIGNED:______________________________
Gail L. Ryan
Senior Director
Sponsored Program Administration
Date: ________________________________

ARRAYIT DIAGNOSTIC, INC.

SIGNED:______________________________
John Howell
President

Date: ________________________________